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                    HUBSCHER APPOINTED TO BOARD OF DIRECTORS


Gerald D. Cassel, Chairman of the Board of Directors of Isabella Bank and Trust, has announced the appointment of G. Charles "Chuck" Hubscher to the Board of Directors.

Mr. Hubscher is a graduate of Michigan Technological University with a degree in Engineering. He is the President of Hubscher and Son, Inc. and serves on the Board of Directors for the National Stone, Sand & Gravel Association. He is a member of Michigan Aggregates Association Board of Directors and past Chairman. Mr. Hubscher also serves on the Board of Trustees for the Mt. Pleasant Area Community Foundation, The Mid-Michigan Community College Foundation Board, and the Deerfield Township Zoning Board of Appeals.

Mr. Hubscher and his wife, Janice, are life-long residents of the Mt. Pleasant area.

Isabella Bank and Trust is a wholly owned subsidiary of IBT Bancorp, a Mt. Pleasant based holding company. The bank operates 14 offices located in Mt. Pleasant, Barryton, Beal City, Blanchard, Canadian Lakes, Clare, Remus, Shepherd, Six Lakes and Weidman.